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                                                                    EXHIBIT 12.1

                Computation of Ratio of Earnings to Fixed Charges

                                                                     Years ended December 31
                                                             2000             1999              1998
                                                             ----             ----              ----
                                                                     (dollars in thousands)

Inclusive of interest on deposits:
Pre-tax income from operations                                 $  9,488         $  9,523          $  8,264
Add:  Interest on deposits                                       23,582           19,541            15,755
Interest on short-term borrowings, notes payable and
long-term debt                                                    8,517            3,739             3,393
Total fixed charges                                            --------         --------          --------
                                                                 32,099           23,280            19,148
                                                               --------         --------          --------

Pre-tax earnings before fixed charges                          $ 41,587         $ 32,803          $ 27,412
                                                               --------         --------          --------

Ratio of earnings to fixed charges, inclusive of
interest on deposits                                              1.30x            1.41x             1.43x
Exclusive of interest on deposits:
Pre-tax income from operations                                 $  9,488         $  9,523          $  8,264
Add: Total fixed charges -
interest on short-term
borrowings, notes payable, and
long-term debt                                                    8,517            3,739             3,393
                                                               --------         --------          --------
Pre-tax earnings before fixed charges                          $ 18,005         $ 13,262          $ 11,657
                                                               --------         --------          --------
Ratio of earnings to fixed charges,
exclusive of interest on deposits                                 2.11x            3.55x             3.44x
                                                               --------         --------          --------



                                                                             Years ended December 31
                                                                         1997                       1996
                                                                         ----                       ----
                                                                              (dollars in thousands)
Inclusive of interest on
deposits:
Pre-tax income from operations                                          $  7,297                   $ 6,642
Add:  Interest on deposits                                                12,941                    11,370
Interest on short-term borrowings,
notes payable and long-term debt                                           1,721                       676
                                                                        --------                   -------

Total fixed charges                                                       14,662                    12,046
                                                                        --------                   -------
Pre-tax earnings before fixed
charges                                                                 $ 21,959                   $18,688
                                                                        --------                   -------



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
Ratio of earnings to fixed
charges, inclusive of interest on
deposits                                                                   1.50x                     1.55x
Exclusive of interest on deposits:
Pre-tax income from operations                                           $ 7,297                   $ 6,642
Add: Total fixed charges -                                                 1,721                       676
interest on short-term borrowings,                                       -------                   -------
notes payable, and long-term debt
Pre-tax earnings before fixed
charges                                                                  $ 9,018                   $ 7,318
Ratio of earnings to fixed                                               -------                   -------
charges, exclusive of interest on
deposits                                                                   5.24x                    10.83x
                                                                         -------                   -------



















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